Exhibit 23.2

411 East Wisconsin Avenue, Suite 1850 Milwaukee, WI 53202-4461 O 414.289.2800 F 414.298.2810 www.mcgladrey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Westbury Bancorp, Inc. on Form S-1 of our report on the consolidated financial statements of WBSB Bancorp, MHC and Subsidiary dated October 25, 2012, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “The Conversion and Plan of Distribution”, “Experts” and “Legal and Tax Matters” in such Prospectus.

Milwaukee, Wisconsin

October 25, 2012